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                                                                      EXHIBIT 16

                                February 4, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Dear Sirs:

We have read and agree with the statements made by VisiJet, Inc. in Item 4 of Form 8-K dated February 11, 2003, as they pertain to our firm.

Very truly yours,

/s/  Mendoza Berger & Company, L.L.P.